UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware                                     1-2257                               13-1394750

(State or other jurisdiction                 (Commission                      (IRS Employer

of incorporation)                              File Number)                     Identification No.)

135 East 57th Street, 14th Floor, New York, NY                                         10022

            (Address of principal executive offices)                                             (zip code)

Registrant’s telephone number, including area code: (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01        Entry into a Material Definitive Agreement

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 16, 2019, Trans-Lux Corporation (the “Company”) entered into that certain Loan and Security Agreement (the “Loan Agreement”) with its wholly-owned subsidiaries FairPlay Corporation (jointly, severally and collectively, “Borrowers” and each a “Borrower”), and Trans-Lux Canada Ltd., Trans-Lux Display Corporation, Trans-Lux Investment Corporation and Trans-Lux Energy Corporation jointly, severally and collectively, “Guarantors” and each a “Guarantor”; and together with Borrowers, jointly, severally and collectively, “Loan Parties” and each a “Loan Party”) and MidCap Business Credit LLC (“MidCap”) as lender.

Under the Loan Agreement, the Borrowers are able to borrow up to an aggregate of $4 million on a revolving credit loan based on accounts receivable, inventory and equipment for general working capital purposes.  The Loan Agreement has a term of three years, unless earlier terminated by the parties in accordance with the termination provisions of the Loan Agreement.

Interest under the Loan Agreement is payable monthly in arrears and accrues at a rate per annum equal to the 3-minth LIBOR interest rate plus 4.75%.

The Loan Agreement also requires the payment of certain fees, including, but not limited to a facility fee, an unused credit line fee and a collateral monitoring charge.

The Loan Agreement contains financial and other covenant requirements, including, but not limited to, financial covenants that require the Borrowers to attain certain EBITDA amounts for certain periods.

The Loan Agreement is secured by substantially all of the Borrowers’ assets.  The foregoing description of the Loan Agreement is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01        Other Events

On September 12, 2019, the balance of the Company’s outstanding Series B Convertible Preferred Stock (“Series B Preferred Stock”) was converted into Common Stock pursuant to the terms of the Series B Preferred Stock.  As a result of the conversion, the Company currently has 13,446,276 shares of Common Stock outstanding and no shares of Series B Preferred Stock outstanding.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1

Loan and Security Agreement, dated as of September 16, 2019, by and among Trans-Lux Corporation, FairPlay Corporation, Trans-Lux Canada Ltd., Trans-Lux Energy Corporation, Trans-Lux Display Corporation, Trans-Lux Investment Corporation and MidCap Business Credit LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019	TRANS-LUX CORPORATION

	By:	/s/ Todd Dupee
		Name:	Todd Dupee
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1

Loan and Security Agreement, dated as of September 16, 2019, by and among Trans-Lux Corporation, FairPlay Corporation, Trans-Lux Canada Ltd., Trans-Lux Energy Corporation, Trans-Lux Display Corporation, Trans-Lux Investment Corporation and MidCap Business Credit LLC.

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